Exhibit 99.1
Contacts:

Felicia Spagnoli	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2292	617-701-2272
fspagnoli@colorkinetics.com	jalonzo@colorkinetics.com
COLOR KINETICS REPORTS RECORD REVENUES AND NET INCOME FOR THIRD QUARTER 2005
Third quarter revenues increase to $14.1 million, Net income up 47% year over year
Boston, MA — October 27, 2005 — Color Kinetics Incorporated (NASDAQ: CLRK), a leading innovator of intelligent solid-state lighting systems and technologies, today announced its results of operations for the third quarter of 2005. Revenues were a record $14.1 million, a 27% increase from the $11.1 million reported in the third quarter of 2004. Net income rose to $1.3 million, up 47% from the $853,000 reported in the third quarter of 2004. On a per share basis, earnings were $0.06 per diluted share, compared to $0.04 per diluted share for the third quarter of 2004.
“We are very pleased with our strong third quarter performance, which reflects a broad and growing base of customers worldwide,” said Bill Sims, President and CEO. “Once again we achieved record revenues across both business units, driven in part by market adoption of new RGB systems, increased traction for the IntelliWhite™ series, and escalating licensing activity. As LED technology progresses, fueling adoption in both new and existing markets, we believe that Color Kinetics is well-equipped to advance the intelligent solid-state lighting industry — both for the replacement of conventional sources, and for the completely new uses of light that our technology makes possible.”
Third quarter highlights include:
•	Record revenue performance for Lighting Systems and OEM & Licensing with overall gross margins at 53.1%.

•	Continued OEM business momentum, including renewed agreements with Electrix, Inc. and TouchTunes, and new agreements with FC Lighting, Litecontrol, Sunnlaine, and Thematics.

•	Record licensing revenues of $423,000 reflecting contributions from a broad mix of partners.

•	Two new patents issued, including a European regional patent relating specifically to white light applications.

For the fourth quarter of 2005, the company currently targets revenues in the range of $14.0 million to $15.0 million with earnings of $0.05 to $0.07 per diluted share.
Color Kinetics will host a conference call to review its third quarter results at 5:00 pm ET today. The conference call may be accessed by dial-in number or via the Internet as follows:
Thursday, October 27 at 5:00 pm ET
Domestic dial-in number: 800-798-2801
International dial-in number: 617-614-6205
Passcode: 64412430
Webcast: http://phx.corporate-ir.net/phoenix.zhtml?c=178448&p=irol-irhome
A dial-in replay of the conference call will be available from 7:00 pm ET on October 27 through November 3 at 888-286-8010 (domestic), 617-801-6888 (international), passcode: 84839277. The webcast will be archived and available for one year via the Investor Relations section of Color Kinetics’ website.
About Color Kinetics
Color Kinetics Incorporated (NASDAQ: CLRK) is a leading innovator of intelligent solid-state lighting — enabling light without limits™. The company’s award-winning product lines apply the benefits of LEDs to transform the way light is produced, controlled and applied, advancing the adoption of cost- and energy-efficient lighting worldwide. Its systems leverage a patented layer of digital intelligence, called Chromacore®, to generate and control color and white light for use in high-performance lighting and OEM and licensing applications. The company’s investment in research and development is reflected by its wide-ranging intellectual property portfolio. Founded in 1997, the company is headquartered in Boston, MA with offices in the UK, China, and Japan. More information can be found at www.colorkinetics.com.
# # #
©2005 Color Kinetics Incorporated. All rights reserved. Chromacore, Color Kinetics, and the Color Kinetics logo are registered trademarks and IntelliWhite and Light Without Limits are trademarks of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the Twelve Months Ended December 31, 2004, File Number 000-50798, and most recent 10-Q, each as filed with the Securities and Exchange Commission.

Color Kinetics Incorporated
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30,	December 31,
	2005	2004
ASSETS

CURRENT ASSETS:
Cash and equivalents	$18,537	$26,198
Investments	37,223	29,022
Restricted cash	100	100
Accounts receivable, net	7,652	5,346
Accounts receivable from related parties	285	31
Inventory	6,241	4,730
Prepaid expenses and other current assets	2,749	2,076

Total current assets	72,787	67,503
PROPERTY AND EQUIPMENT—net	1,210	1,147
INVESTMENT IN JOINT VENTURE	784	557
RESTRICTED CASH—Long-term portion	900	1,000

TOTAL ASSETS	$75,681	$70,207

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,933	$1,681
Accounts payable to related parties	224	48
Accrued expenses	1,811	1,458
Accrued compensation	1,769	1,731
Accrued restructuring	388	405
Accrued warranty	850	860
Deferred revenue	425	379

Total current liabilities	7,400	6,562

ACCRUED RESTRUCTURING	340	628

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value	18	18
Additional paid-in capital	98,990	97,059
Accumulated other comprehensive income	(100)	(122)
Accumulated deficit	(30,967)	(33,938)

Total stockholders’ equity	67,941	63,017

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$75,681	$70,207

Color Kinetics Incorporated
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
REVENUES (1):
Lighting systems	$11,361	$9,275	$31,672	$24,767
OEM and licensing	2,697	1,786	6,755	4,670

Total revenues	14,058	11,061	38,427	29,437
COST OF REVENUES:
Lighting systems	5,457	4,392	15,145	12,038
OEM and licensing	1,137	1,089	3,103	2,542

Total cost of revenues	6,594	5,481	18,248	14,580

GROSS PROFIT	7,464	5,580	20,179	14,857

OPERATING EXPENSES:
Selling and marketing	3,004	2,284	8,257	6,177
Research and development	1,162	886	3,369	2,491
General and administrative (2)	2,587	1,807	6,839	4,911

Total operating expenses	6,753	4,977	18,465	13,579

INCOME FROM OPERATIONS	711	603	1,714	1,278
INTEREST INCOME	443	181	1,147	258
EQUITY IN EARNINGS OF JOINT VENTURE	96	69	110	221

NET INCOME	$1,250	$853	$2,971	$1,757

EARNINGS PER SHARE:
Basic	$0.07	$0.05	$0.16	$0.21
Diluted	$0.06	$0.04	$0.15	$0.11
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	18,251	17,881	18,113	8,560
Diluted	19,672	19,409	19,558	16,648

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
(1) Includes revenues from related parties as follows:
Lighting systems	$1,195	$1,019	$3,858	$2,938
OEM and licensing	56	30	72	90

Total related party revenues	$1,251	$1,049	$3,930	$3,028

(2) Includes stock-based compensation of	$8	$8	$24	$339

Color Kinetics Incorporated
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,971	$1,757
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	746	536
Loss on disposal of property and equipment	4	—
Stock-based compensation	24	339
Equity in earnings of joint venture	(110)	(221)
Common stock issued for services	37	—
Changes in assets and liabilities:
Accounts receivable	(2,560)	(878)
Inventory	(1,511)	(1,071)
Prepaid expenses and other current assets	(673)	(182)
Accounts payable	428	411
Accrued expenses	381	1,152
Deferred revenue	46	(57)
Accrued restructuring	(305)	(320)

Cash flows from operating activities	(522)	1,466

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(43,357)	(15,000)
Maturities of investments	35,097	—
Purchase of property and equipment	(813)	(513)
Proceeds from restricted cash	100	100

Cash flows from investing activities	(8,973)	(15,413)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	1,594	28
Proceeds from issuance of redeemable convertible preferred stock — net of issuance costs	—	13,003
Proceeds from issuance of common stock—net of issuance costs	277	35,227

Cash flows from financing activities	1,871	48,258

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(37)	(43)

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(7,661)	34,268
CASH AND EQUIVALENTS—Beginning of period	26,198	5,686

CASH AND EQUIVALENTS—End of period	18,537	39,954

Add back investments	37,223	15,000

CASH AND EQUIV. AND INVESTMENTS — End of period	$55,760	$54,954